UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

COMVERGE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33399	22-3543611
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 26, 2012, Comverge, Inc. (the “Company”), Peak Holding Corp., a Delaware corporation (“Parent”) and Peak Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser has agreed to commence a cash tender offer to acquire all of the shares of the Company’s common stock (the “Offer”) for a purchase price of $1.75 per share, net to the holders thereof, in cash (the “Offer Price”), without interest, subject to the terms and conditions of the Merger Agreement.

Purchaser has agreed to commence the Offer not less than 10 business days nor more than 20 business days after March 26, 2012. The consummation of the Offer will be conditioned on at least a majority of the shares of the Company’s common stock (calculated in accordance with the Merger Agreement) having been validly tendered into and not withdrawn from the Offer, as well as other customary conditions, including receipt of certain regulatory approvals, the accuracy of the representations and warranties and compliance with the covenants contained in the Merger Agreement, in certain cases subject to certain qualifications and limitations.

The Merger Agreement provides that, following the consummation of the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than treasury shares, shares held by Parent, Purchaser or any of their wholly-owned subsidiaries, or as to which dissenters’ rights have been properly exercised) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to certain closing conditions, including approval by the Company’s stockholders, if required.

During the period beginning on the date of the Merger Agreement and continuing through April 25, 2012 (the “Go-Shop Period”), the Company may and intends to initiate, solicit and encourage alternative acquisition proposals from third parties and provide non-public information to and enter into discussions or negotiations with third parties with respect to alternative acquisition proposals. The Company may extend the Go-Shop period for up to 10 days following April 25, 2012, to continue discussions with an “Excluded Party” if the Company has received an acquisition proposal during the Go-Shop Period. An “Excluded Party” is a person with whom the Company has been engaged during the Go-Shop Period with respect to a transaction that the Company’s Board of Directors reasonably believes could lead to a “Superior Proposal” (as defined in the Agreement). At the end of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals. These “no-shop” restrictions are subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an acquisition proposal that the Company’s Board of Directors has determined is, or would reasonably be expected to result in, a Superior Proposal.

The Company has granted to Purchaser an irrevocable option (the “Top-Up Option”) under the Merger Agreement to purchase at a per share price equal to the Offer Price, following the consummation of the Offer and subject to certain conditions and limitations, newly issued shares of the Company’s common stock. The number of shares to be issued (up to the total number of the Company’s authorized but unissued shares less the number of shares of the Company’s common stock reserved for issuance) will equal the number of shares that, when added to the number of shares of the Company’s common stock owned by Parent, Purchaser and their wholly owned subsidiaries immediately following the consummation of the Offer, shall equal one share more than 90% of the shares of the Company’s common stock outstanding after giving effect to the shares issuable under the Top-Up Option (calculated in accordance with the Merger Agreement). The Top-Up Option is intended to expedite the timing of the completion of the Merger by allowing Purchaser and Parent to effect the Merger pursuant to Delaware’s “short form” merger statute. Following the Offer and, if necessary, the exercise of the Top-Up Option, if Purchaser does not own at least 90% of the outstanding Shares, a Company stockholder vote will be required to consummate the Merger. In such case, the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Purchaser’s ownership of at least a majority of the shares of the Company’s common stock (calculated in accordance with the Merger Agreement) following completion of the Offer.

In connection with the transactions contemplated by the Merger Agreement, all options (whether vested or unvested) of the Company which are unexpired, unexercised and outstanding at the time the Merger is consummated will be cancelled and converted into the right to receive, an amount in cash equal to the product of (x) the aggregate number of shares of common stock of the Company subject to such options and (y) the excess, if any, of the Offer Price over the per share exercise price of each option. The Board of Directors of the Company took no action with respect to the vesting of restricted stock issued pursuant to the Company’s Long-term Incentive Plan. Pursuant to the terms of the Merger Agreement, all shares of restricted stock, whether or not vested, will be converted into a right to receive an amount in cash equal to $1.75 per share at the Effective Time, which is defined in the Merger Agreement as the consummation of the merger of Purchaser with and into the Company.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities. The Merger Agreement contains certain termination rights for Parent and the Company including, with respect to the Company, in the event that the Company receives a Superior Proposal and pursues an alternative transaction. In connection with the termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal, the Company is required to pay to Parent a termination fee equal to $1,930,310, unless the termination by the Company and entry into an agreement with respect to a Superior Proposal occurs during the Go-Shop Period, in which case the Company is required to pay Parent a termination fee equal to $1,206,444 and the Company also will be obligated to reimburse Parent for its expenses up to a limit of $1,500,000. Parent will be required to pay the Company a termination fee equal to $3.5 million under certain specified circumstances set forth in the Merger Agreement.

Effective upon the consummation of the Offer, Parent will be entitled to designate a number of directors, rounded up to the next whole number, on the Company’s Board of Directors equal to the product (rounded up to the nearest whole number) of (i) the total number of directors on the Company’s Board of Directors and (ii) a fraction, the numerator of which is the number of shares of Comverge common stock held by Parent and Purchaser (giving effect to the shares accepted for payment or purchased pursuant to the Offer and, if the Top-Up Option is exercised, the shares purchased upon the exercise of the Top-Up Option), and the denominator of which is the total number of then outstanding shares (not determined on a diluted basis). The members of the Board of Directors prior to any appointment by Parent of its designees who remain in office after Parent’s designees have been appointed (“Continuing Directors”) shall have separate approval rights over certain matters prior to the closing of the Merger, such that a majority of the Continuing Directors (or the sole Continuing Director if there shall be only one) must approve any amendment or termination of the Merger Agreement by the Company, any waiver or extension of time for performance of any of the obligations or Parent or Purchaser under the Merger Agreement, any waiver by the Company under the Merger Agreement, or any other determination with respect to any action to be taken or not to be taken by or on behalf of the Company relating to the Merger Agreement, the Offer and the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

The information in Item 2.03 with regard to the SVB Loan Agreement is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 26, 2012, in connection with entering into the Merger Agreement, the Company also entered into (1) a Note Purchase and Security Agreement by and among the Company, Peak Holding Corp. and the Purchasers and subsidiaries of the Company named therein (the “Note Purchase Agreement”), (2) a Forbearance Agreement by and among the Company, Grace Bay Holdings II, LLC (“Grace Bay”) and the subsidiaries of the Company named therein (the “Grace Bay Forbearance Agreement”), (3) a Forbearance Agreement by and among the Company and the other parties to the Note Purchase Agreement (the “NPA Forbearance”), and (4) a Forbearance and Sixth Amendment Agreement by and among the Company, Silicon Valley Bank and the subsidiaries of the Company named therein (the “SVB Forbearance and Amendment”).

Pursuant to the Note Purchase Agreement, the Company borrowed $12 million, which amount was funded on March 26, 2012. The notes issued pursuant to the Note Purchase Agreement bear interest at a rate of 15% per annum, which rate increases 0.5% per year on the anniversary of the effective date of the agreement, which is March 26, 2012. The amounts outstanding pursuant to the Note Purchase Agreement are secured by substantially all of the assets of Comverge and its subsidiaries. Additionally, the indebtedness under the Note Purchase Agreement is convertible under certain circumstances into shares of common or preferred stock of the Company. The Note Purchase Agreement also contains certain covenants of the Company that must be maintained during the time that the indebtedness under the Note Purchase Agreement is outstanding, including certain financial covenants.

In connection with the Company’s entry into the Merger Agreement, the Company also entered into the Grace Bay Forbearance Agreement, pursuant to which Grace Bay agreed to forbear its right to exercise rights and remedies under that certain Loan and Security Agreement dated as of November 5, 2010, as amended, originally between the Company and Partners for Growth III, L.P., which loan agreement was acquired by Grace Bay as previously disclosed by the Company (the “Grace Bay Loan Agreement”). Grace Bay’s forbearance of its rights and remedies under the Grace Bay Loan Agreement extends until July 10, 2012, unless otherwise terminated earlier. The Grace Bay Forbearance terminates in the event of a Material Default (as defined in the Grace Bay Forbearance Agreement) or a Company breach of the terms of the Grace Bay Forbearance Agreement. Additionally, the Grace Bay Forbearance Agreement terminates immediately in the event the Offer described in Item 1.01 above is not completed, such as Offer has not been accepted by the holders of at least 50% plus one share of the Company’s outstanding common stock. In the event the Merger Agreement is terminated in connection with the Company’s pursuit of a Superior Proposal, the forbearance period will continue for an additional 45 days from termination of the Merger Agreement and the Grace Bay Forbearance Agreement provides that the amounts outstanding under the Grace Bay Loan Agreement may be repaid by the Company upon the successful completion of a tender offer by such other acquiring party in a Superior Proposal transaction. If the Grace Bay Forbearance Agreement terminates, Grace Bay would be able to pursue any and all rights and remedies it may have with respect to events of default under the Grace Bay Loan Agreement.

The provisions of the NPA Forbearance Agreement are generally consistent with those set forth in the Grace Bay Forbearance Agreement. The NPA Forbearance Agreement similarly provides that Peak Holding Corp. and the Purchasers of Notes under the Note Purchase Agreement forbear on their rights and remedies otherwise available due to events of default under the Note Purchase Agreement. The term of the NPA Forbearance Agreement is consistent with the term of the Grace Bay Forbearance Agreement, including the early termination provisions thereof. If the NPA Forbearance Agreement terminates, the Purchasers thereunder would be able to pursue any and all rights and remedies they may have with respect to events of default under the Note Purchase Agreement.

The SVB Forbearance and Amendment provides that SVB will forbear on its rights to exercise any rights and remedies available to it pursuant to the Loan and Security Agreement dated November 6, 2008, as amended (the “SVB Loan Agreement”). Unless otherwise terminated earlier, the forbearance set forth in the SVB Forbearance and Amendment terminates on July 10, 2012. The forbearance period; however, terminates immediately upon the occurrence of any event of default under the SVB Loan Agreement. Additionally, the forbearance period will terminate if the Company breaches the terms of the forbearance set forth in the SVB Forbearance and Amendment. Upon termination of the forbearance period, SVB may pursue any and all rights and remedies it may have with respect to events of default under the SVB Loan Agreement. Further, in the event one of the forbearance agreements (the Grace Bay Forbearance Agreement, the NPA Forbearance Agreement or the SVB Forbearance and Amendment) terminates, all of the forbearance agreements terminate. In addition to the forbearance terms set forth in the SVB Forbearance and Amendment, the agreement also amends the SVB Loan Agreement with respect to certain matters. The SVB Loan Agreement is amended to set the maturity date at July 10, 2012, which maturity date may be extended to December 31, 2012, if the Company consummates a sale of the Company pursuant to the Merger Agreement or with another acquiring party with respect to a Superior Proposal. Additionally, the SVB Loan Agreement has been amended to terminate the Company’s ability to borrow under the revolver set forth in the SVB Loan Agreement and requires that the outstanding term loans and revolving balance be repaid in full. Pursuant to the SVB Forbearance and Amendment the Company will have the ability to issue new letters of credit, which new letters of credit must be fully cash collateralized.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Grace Bay Forbearance Agreement described in Item 2.03 provides for a forbearance of the requirement that the Company make amortization payments pursuant to the Grace Bay Loan Agreement. In the event the forbearance period is terminated, the Company would be required to make the amortization payments required by the Grace Bay Loan Agreement. Such amortization payments would be front-loaded, such that 45% of the loan balance (approximately $6.8 million as of December 31, 2011) would be due over the first twelve months after Grace Bay’s election to amortize. If the Company subsequently complies with succeeding measurements periods, the Company may prospectively cease monthly amortization of the loan; provided however, Grace Bay may again exercise its amortization right under the loan agreement if the Company fails to meet future minimum revenue targets. As previously disclosed in our Form 10-K for the year ended December 31, 2011, the Company did not meet the fiscal year 2011 revenue target set forth in the Grace Bay Loan Agreement, which triggered the amortization right. Accordingly, the Company reclassified three months of payments, or $1.7 million, to current portion of long-term debt as of December 31, 2011.

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in Item 2.03, the indebtedness issued by the Company pursuant to the Note Purchase Agreement is convertible under certain circumstances into shares of common stock or preferred stock of the Company. If the entire amount of the indebtedness were converted into Common Stock, the Company would be required to issue 8,571,428 shares of its common stock. If the indebtedness were converted into preferred stock, the Company would be required to issue

12,000 shares of Class A 15% Participating Convertible Preferred Stock. The information set forth in Item 2.03 is hereby incorporated by reference into this Item 3.02. The Company believes that the issuance of the indebtedness pursuant to the Note Purchase Agreement, and related issuance of shares of common or preferred stock pursuant to conversion, if any, was or will be a transaction not involving a public offering and exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modifications to Rights of Security Holders

On March 26, 2012, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware for the Company’s Class A 15% Participating Convertible Preferred Stock, which filing was required pursuant to the terms of Note Purchase Agreement. The particular rights, preferences, privileges, and other characteristics of the Class A 15% Participating Convertible Preferred are detailed in the Certificate of Designation to the Company’s Certificate of Incorporation attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 26, 2012 the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It.

This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer for the outstanding shares of the Company’s common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, the Purchaser will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Those materials and all other documents filed by the Company or Purchaser with the SEC will be available at no charge through the SEC’s web site at www.sec.gov. These materials also may be obtained (when available) free of charge by directing such requests to Comverge, Inc. Attention: Matthew H. Smith, 5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092; or by calling Matthew H. Smith at (678) 392-4954.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2011 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and Peak Merger Corp.

3.1	Certificate of Designations for Class A 15% Participating Convertible Preferred Stock.

10.1	Note Purchase Agreement dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and the other parties named therein.

10.2	Forbearance and Amendment Agreement dated as of March 26, 2012, by and among the Company, Silicon Valley Bank and the subsidiaries of the Company named therein.

10.3	Forbearance Agreement dated as of March 26, 2012, by and among the Company, Grace Bay Holdings II, LLC and the other parties named therein.

10.4	Forbearance Agreement dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and the other parties named therein.

99.1	Press release issued March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2012

COMVERGE, INC.

By:	/s/ R. BLAKE YOUNG
R. Blake Young
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and Peak Merger Corp.

3.1	Certificate of Designations for Class A 15% Participating Convertible Preferred Stock.

10.1	Note Purchase Agreement dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and the other parties named therein.

10.2	Forbearance and Amendment Agreement dated as of March 26, 2012, by and among the Company, Silicon Valley Bank and the subsidiaries of the Company named therein.

10.3	Forbearance Agreement dated as of March 26, 2012, by and among the Company, Grace Bay Holdings II, LLC and the other parties named therein.

10.4	Forbearance Agreement dated as of March 26, 2012, by and among the Company, Peak Holding Corp. and the other parties named therein.

99.1	Press release issued March 26, 2012.